EXHIBIT 99.1

     Jaco Electronics Reports Fiscal 2005 Second Quarter Results

    HAUPPAUGE, N.Y.--(BUSINESS WIRE)--Feb. 14, 2005--Jaco Electronics, Inc. (Nasdaq:JACO), a distributor of electronic components to original equipment manufacturers, today reported results for its fiscal 2005 second quarter ended December 31, 2004.


Summary of Fiscal 2005 Second Quarter Results ($ in thousands, except per-share data)

                                                    Three Months Ended
                                                         Dec. 31,
----------------------------------------------------------------------
                                                       2004     2003
----------------------------------------------------------------------
Net sales                                             $51,967 $61,489
----------------------------------------------------------------------
Loss from continuing operations before income taxes    (2,193)   (912)
----------------------------------------------------------------------
Earnings from discontinued operations, net of income
 taxes(a)                                                  --     155
----------------------------------------------------------------------
Net loss                                               (1,535)   (437)
----------------------------------------------------------------------
Diluted loss per share from continuing operations       (0.25)  (0.10)
----------------------------------------------------------------------
Diluted earnings per share from discontinued
 operations(a)                                             --    0.03
----------------------------------------------------------------------
Diluted net loss per share                              (0.25)  (0.07)
----------------------------------------------------------------------

(a) In September 2004, Jaco Electronics sold its contract manufacturing subsidiary. As a result, these operations were classified as discontinued as of July 1, 2003.

    Jaco's Chairman and Chief Executive Officer, Joel Girsky, commented, "During this difficult period we are focusing on managing the Company's overhead and investing resources in areas we believe provide the best prospects for growth. We continue to lower costs without impairing our ability to support our customers. In addition to approximately $2 million in annualized reductions previously announced, management recently further reduced annualized overhead expenditures by an approximately $1.5 million. These reductions will be fully implemented by March 2005. Our goal is to lower annual costs by an aggregate $5 million, which we believe will position us for improved bottom line results in coming quarters.
    "The sluggish domestic environment resulted in a decrease in net sales during the quarter. Gross profit was essentially flat at 12.7 percent on a sequential basis. SG&A declined both sequentially and year-over-year, and as stated above, we are targeting additional annual savings in SG&A expenses going forward. Inventory levels increased on a sequential basis, primarily as a result of the addition of approximately $10.7 million of inventory that will be utilized to fulfill existing sales orders with a customer through our fiscal year end.
    "A bright spot for Jaco continues to be the Company's success in the FPD sector. As previously announced, our new in-house integration center is near completion, and will allow us to offer a unique array of customized products and solutions for our clients. We believe the integration center will strengthen our customer and supplier relationships."

    About JACO Electronics, Inc.

    Jaco is a leading distributor of electronic components to industrial OEMs and contract manufacturers. Jaco distributes products such as semiconductors, capacitors, resistors, electromechanical devices, flat panel displays (FPD) and power supplies, which are used in the manufacture and assembly of electronic products, including: telecommunications equipment, computers and office equipment, medical devices and instrumentation, industrial equipment and controls, military/aerospace systems and automotive and consumer electronics.
    Jaco has two distribution centers and 16 strategically located sales offices throughout the United States, and one in Beijing, China. In addition to customized FPD solutions, Jaco provides a variety of value-added services including automated inventory management services and assembling stock items for customers into pre-packaged kits. The Company's core customer base consists primarily of small and medium-sized manufacturers that produce electronic equipment used in a wide variety of industries.

    "Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: This press release provides historical information and includes forward-looking statements that are subject to numerous assumptions, risks and uncertainties, including, but not limited to, our dependence on a limited number of distributors for our products, that most of our distributor agreements are cancelable upon short notice, the impact of downturns in our industry and the general economy, the market for our products is very competitive, the impact of disruptions in air or sea transportation and possible future legislative or regulatory changes on our business, volatility in electronic components' pricing may reduce our profit margins, the level of costs or difficulties incurred in connection with integrating the operations of businesses we acquire, the financial strength of our customers and suppliers, and other risks disclosed from time to time in our Securities and Exchange Commission filings. The forward-looking statements in this press release involve assumptions, risks and uncertainties that could cause our actual results or performance, including margins, SG&A expenses as a percentage of revenues and earnings per diluted share, to differ materially from those expressed in the forward-looking statements. We believe that all forward-looking statements made by us have a reasonable basis, but we cannot assure you that management's expectations, beliefs or projections as expressed in the forward-looking statements will actually occur or prove to be correct. As a result, our actual results may differ materially from the information set forth herein.


                JACO ELECTRONICS, INC. AND SUBSIDIARIES
            Condensed Consolidated Statements of Operations
                              (unaudited)
              ($ in thousands, except per share amounts)

                             Three months ended       Six months ended
                               December 31,(a)        December 31,(a)
                             -------------------   -------------------
                                2004       2003       2004       2003
                               ------      -----     ------     ------

Net sales                   $ 51,967   $ 61,489   $112,204   $128,914
                            ---------  ---------  ---------  ---------
Gross profit                   6,581      8,294     14,182     16,972
Selling, general &
 administrative expenses       8,298      8,697     16,987     17,831
                            ---------  ---------  ---------  ---------
Operating loss                (1,717)      (403)    (2,805)      (859)
Interest expense                 476        509        838        860
                            ---------  ---------  ---------  ---------
Loss from continuing operations
  before income taxes         (2,193)      (912)    (3,643)    (1,719)
Income tax benefit              (658)      (320)    (1,093)      (602)
                            ---------  ---------  ---------  ---------
Loss from continuing
 operations                   (1,535)      (592)    (2,550)    (1,117)
                            ---------  ---------  ---------  ---------
Earnings (loss) from
 discontinued operations,
 net of taxes                     --        155        (64)       256
Gain on sale of subsidiary,
 net of taxes                     --         --        831         --
                            ---------  ---------  ---------  ---------
Net loss                    $ (1,535)  $   (437)  $ (1,783)  $   (861)
                            =========  =========  =========  =========
Basic (loss) earnings per
 common share:

Loss from continuing
 operations                 $  (0.25)   $ (0.10)   $ (0.41)  $  (0.19)
                            =========  =========  =========  =========
Earnings (loss) from
 discontinued ops.          $     --    $  0.03    $ (0.01)  $   0.04
                            =========  =========  =========  =========
Gain on sale of subsidiary  $     --    $    --    $  0.13   $     --
                            =========  =========  =========  =========
Net loss                    $  (0.25)   $ (0.07)   $ (0.29)  $  (0.15)
                            =========  =========  =========  =========
Diluted (loss) earnings
 per common share:

Loss from continuing
 operations                 $  (0.25)   $ (0.10)   $ (0.41)  $  (0.19)
                            =========  =========  =========  =========
Earnings (loss) from
 discontinued ops.          $     --    $  0.03    $ (0.01)  $   0.04
                            =========  =========  =========  =========
Gain on sale of subsidiary  $     --    $    --    $  0.13   $     --
                            =========  =========  =========  =========
Net loss                    $  (0.25)   $ (0.07)   $ (0.29)  $  (0.15)
                            =========  =========  =========  =========
Weighted average shares:
   Basic                   6,262,832  5,928,169  6,233,117  5,860,146
                           ========== ========== ========== ==========
   Diluted                 6,262,832  5,928,169  6,233,117  5,860,146
                           ========== ========== ========== ==========

(a) In September 2004, Jaco Electronics sold its contract manufacturing subsidiary. As a result, these operations are classified as discontinued as of July 1, 2003.

                   - additional financials follow -


Summary Balance Sheet
As of December 31, 2004

Accounts Receivable (net)       $32,100,000
Inventories                      44,800,000

Revolving Credit Facility       $38,100,000
Accounts Payable and
  Accrued Expenses               32,000,000
Shareholder's Equity            $45,100,000


Supplemental Financial Statistics

Per Share Price (2/11/05)                 $3.45
Book Value Per Share                      $7.21
Tangible Book Value Per Share             $2.91


     Conference Call:         Tomorrow, February 15, at 9:00 a.m. EST
     Dial-in numbers:         800/883-9624 or 212/676-5419
     Webcast/Replay URL:      http://www.vcall.com/CEPage.asp?ID=90597


    CONTACT: Jaco Electronics, Inc.
             Jeffrey D. Gash, 631-273-5500
             jgash@jacoelect.com
             or
             Jaffoni & Collins Incorporated
             Joseph N. Jaffoni or Robert L. Rinderman, 212-835-8500 jaco@jcir.com